Exhibit 10.4

EXHIBIT "E"

Project Development Plan

The Optionor, AMS Development, LLC, shall provide the engineering, consulting and administration services necessary to develop the subject property in the following manner:

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Surface coal mining operations will be conducted to recover the mineable and merchantable reserves.

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Where practicable, auger and/or highwall mining operations will be conducted to enhance recovery.

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The mining and reclamation plan will be structured to provide for and enhance long term organic farming, with particular attention directed to cattle farming. Examples of enhancement techniques include seeding mixtures, permanent pond construction, access road construction and regrading slopes to leave a gentle contour to the extent practical.

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Economic balance will be one of the primary concerns for mine and reclamation planning.

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A primary consideration for the coal mine recovery plan for the subject property will be to maximize the area available for cattle farming at any given time during the mining operation, to the extent practical.

The Optionor shall prepare and submit or cause to be prepared and submitted the documents required by regulatory agencies responsible for coal mining and reclamation with jurisdiction for the subject property. Such documents include, but are not necessarily limited to the following:

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Surface coal mining permits applications, including mining and reclamation operation plans.

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Mine license applications.

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Applicable Division of Water permit applications.

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Applicable permit applications required by the U.S. Army Corps of Engineers.

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Mining plans required by the Mine Safety and Health Administration (federal).

The project development plan includes the goal of commencing mining within six months of the signing of the Agreement to Assign.